EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-253060, 333-236464, 333-229725, 333-223081, 333-216109, 333-210408, 333-209866, 333-202191 and 333-197033) of GoPro, Inc. of our report dated February 11, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 11, 2022